Earnings Presentation Fourth Quarter and Full Year 2022 Exhibit 99.2

2 Important Notice This presentation is prepared for Ares Management Corporation (“Aresˮ) (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statementsˮ within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as “outlook,ˮ “believes,ˮ “expects,ˮ “potential,ˮ “continues,ˮ “may,ˮ “will,ˮ “should,ˮ “seeks,ˮ “predicts,ˮ “intends,ˮ “plans,ˮ “estimates,ˮ “anticipates,ˮ “foreseesˮ or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, as well as those described in the “Risk Factorsˮ section of our filings with the Securities and Exchange Commission (“SECˮ). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain fund performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Glossary. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the “Glossaryˮ slide in the appendix. The results contained in this presentation are made as of December 31, 2022, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

3 Assets Under Management Q4-22 and FY-22 Financial Results Corporate Actions Fourth Quarter and Full Year 2022 Highlights 1. Net inflows of capital represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $11.8 million and $46.3 million from Consolidated Funds that are eliminated upon consolidation for Q4-22 and FY-22, respectively and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $24.9 million and $94.6 million for Q4-22 and FY-22, respectively and excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. • Total Assets Under Management (“AUMˮ) of $352.0 billion • Total Fee Paying AUM (“FPAUMˮ) of $231.1 billion • Available Capital of $84.6 billion • AUM Not Yet Paying Fees available for future deployment of $41.8 billion • Raised $12.5 billion and $56.8 billion in gross new capital with net inflows of capital(1) of $10.7 billion and $53.4 billion for Q4-22 and FY-22, respectively • Capital deployment of $21.8 billion and $79.8 billion during Q4-22 and FY-22, respectively, including $14.9 billion and $51.5 billion, respectively by our drawdown funds for these periods • GAAP net income attributable to Ares Management Corporation of $117.5 million and $167.5 million, respectively • GAAP basic earnings per share of Class A and non-voting common stock of $0.64 and $0.87, respectively and diluted earnings per share of Class A and non-voting common stock of $0.62 and $0.87, respectively • GAAP management fees of $590.1 million and $2,136.4 million, respectively • Unconsolidated management fees and other fees of $617.9 million and $2,247.1 million, respectively(2) • Fee Related Performance Revenues of $224.4 million and $239.4 million, respectively • Fee Related Earnings of $335.7 million and $994.4 million, respectively • Realized Income of $418.3 million and $1,131.0 million, respectively • After-tax Realized Income of $1.21 and $3.35 per share of Class A and non-voting common stock, respectively • Declared quarterly dividend of $0.77 per share of Class A and non-voting common stock, which is payable on March 31, 2023 to shareholders of record as of March 17, 2023

Gross New Capital Commitments[1]

$ in billions	Q4 2022	FY 2022	Full Year Commentary
Credit Group			
U.S. Direct Lending	$1.7	$9.8	Debt and equity commitments to various funds, including equity commitments of $1.2 billion and debt commitments of $0.5 billion for Ares Sports, Media and Entertainment Finance, L.P. ("SME") and related vehicles bringing total equity commitments to $2.2 billion and total debt commitments to $1.5 billion
ARCC and affiliates	0.8	5.2	Capital raised by ARCC and affiliates
Alternative Credit	1.9	6.7	Equity commitments to various funds, including $1.6 billion for our open-end core alternative credit fund
CLOs	0.8	3.8	Seven new U.S. CLOs and one new European CLO
European Direct Lending	1.8	3.6	Equity and debt commitments to various funds, including $1.6 billion of debt commitments to ACE V
Other Credit Funds	1.0	3.0	Equity commitments to various funds
Total Credit Group	**$8.0**	**$32.1**	
Private Equity Group			
Special Opportunities	$0.1	$2.2	Equity commitments for Ares Special Opportunities Fund II, L.P. ("ASOF II"), bringing total commitments to $7.1 billion
Total Private Equity Group	**$0.1**	**$2.2**	
Real Assets Group			
Non-traded REITs	$0.4	$3.9	Capital raised of $2.6 billion and $1.3 billion by AIREIT and AREIT, respectively
U.S. Real Estate Equity	0.9	3.2	Equity and debt commitments to various funds, including equity commitments of $1.1 billion for Ares U.S. Real Estate Fund X, L.P. ("US X"), bringing total equity commitments to $1.8 billion, and equity commitments for our fourth U.S. opportunistic real estate equity fund
European Real Estate Equity	0.3	2.8	Debt and equity commitments to various funds, including $1.7 billion of equity commitments to our sixth European real estate equity fund and related vehicles
Real Estate Debt	0.1	2.2	Equity and debt commitments to various funds
Infrastructure Debt	0.6	1.3	Equity commitments for Ares Infrastructure Debt Fund V, L.P. ("IDF V"), bringing total commitments, including related vehicles, to approximately $5.0 billion
Infrastructure Opportunities	–	0.5	Equity commitments to various funds
Total Real Assets Group	**$2.3**	**$13.9**	
Secondaries Group			
Real Estate Secondaries	$–	$1.4	Equity commitments for our ninth real estate secondaries fund and related vehicles
Private Equity Secondaries	0.1	1.0	Capital raised of $0.3 billion by APMF and equity commitments to Ares Landmark Equity Partners XVII, L.P. ("LEP XVII") and related vehicles
Infrastructure Secondaries	–	0.1	Equity commitments for our infrastructure secondaries fund
Total Secondaries Group	**$0.1**	**$2.5**	
Strategic Initiatives			
Insurance	$1.7	$2.8	Additional managed assets
APAC Direct Lending	0.1	2.0	Equity and debt commitments for our first APAC direct lending fund
Asian Special Situations	0.2	1.3	Equity commitments to various funds including $1.1 billion for our sixth Asian special situations fund
Total Strategic Initiatives	**$2.0**	**$6.1**	
Total	**$12.5**	**$56.8**	

1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate.

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Assets Under Management

AUM as of December 31, 2022 was $352.0 billion, an increase of 15% from prior year[1]

- The increase of $46.2 billion was primarily driven by:
  - fundraising from U.S. direct lending funds and from our open-end core alternative credit fund within Credit, from ASOF II within Private Equity, from real estate equity and debt funds within Real Assets and our first APAC direct lending fund within Strategic Initiatives; and
  - the acquisition of AMP Capital's Infrastructure Debt platform ("Infrastructure Debt") within Real Assets

FPAUM as of December 31, 2022 was $231.1 billion, an increase of 23% from prior year

- The increase of $43.3 billion was primarily attributable to:
  - the deployment of capital in funds across U.S. and European direct lending, alternative credit and special opportunities, additional capital raised by our non-traded REITs, new commitments to the syndicated loans and real estate equity strategies; and
  - the acquisition of Infrastructure Debt


AUM
($ in billions)
$305.8
$11.6
$22.1
$46.0
$33.4
$192.7
$341.4
$13.9
$22.8
$65.0
$35.2
$204.5
$352.0
$15.0
$22.0
$66.1
$34.7
$214.2
Q4-21
Q3-22
Q4-22


FPAUM
($ in billions)
$187.8
$6.8
$18.3
$28.6
$16.7
$117.4
$218.6
$7.4
$17.7
$40.2
$19.0
$134.3
$231.1
$8.1
$17.7
$41.6
$18.5
$145.2
Q4-21
Q3-22
Q4-22

Credit | Private Equity | Real Assets | Secondaries | Strategic Initiatives

1. AUM amounts include vehicles managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and a SEC-registered investment adviser ("IHAM").

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6 Perpetual Capital 1. Commingled funds refers to publicly managed funds, non-registered funds, illiquid funds and insurance strategies. 2. CLOs are a type of closed end vehicle. Perpetual Capital AUM Perpetual Capital as of December 31, 2022 was $92.7 billion, an increase of 21% from prior year • The increase of $16.1 billion was primarily driven by: ◦ fundraising in our non-traded REITs and in our U.S. direct lending, alternative credit and real estate debt strategies Q4-22 Perpetual Capital by Type $52.6 $58.1 $61.6 $22.1 $28.6 $28.2 $76.6 $88.9 $92.7 Q4-21 Q3-22 Q4-22 ($ in billions) (2) 76% 24% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts $92.7 ($ in billions) Credit Real Assets Secondaries Strategic Initiatives $1.9 $2.6 $0.3 $0.3 $1.9

7 20% 6% 62% 12% 37% 6% 52% 5% AUM and Management Fees by Type 88% 1. Long-dated funds generally have a contractual life of five years or more at inception. For the year ended December 31, 2022: • 88% of assets under management were perpetual capital or long-dated funds • 95% of management fees were earned from perpetual capital or long-dated funds AUM by Type Management Fees by Type 95% Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other Perpetual Capital - Commingled Funds Perpetual Capital - Managed Accounts Long-Dated Funds(1) Other

8 $43.2 $34.2 $31.5 $6.7 $6.6 $5.6 $3.5 $7.8 $7.4 $1.3 $3.5 $3.4 $3.2 $3.2 $3.2 $57.9 $55.3 $51.1 Q4-21 Q3-22 Q4-22 Available Capital and AUM Not Yet Paying Fees Available Capital as of December 31, 2022 was $84.6 billion, a decrease of 6% from prior year • The decrease of $5.8 billion was primarily driven by: ◦ net deployment in the alternative credit, U.S. and European direct lending, corporate private equity and special opportunities strategies AUM Not Yet Paying Fees as of December 31, 2022 was $51.1 billion, a decrease of 12% from prior year • The decrease of $6.8 billion was primarily driven by: ◦ net deployment in the alternative credit and U.S. and European direct lending strategies Available Capital AUM Not Yet Paying Fees $55.2 $47.2 $44.2 $10.4 $8.9 $8.3 $11.6 $16.6 $17.4 $8.1 $8.4 $7.8 $5.1 $6.7 $6.9 $90.4 $87.8 $84.6 Q4-21 Q3-22 Q4-22 ($ in billions) ($ in billions) Credit Private Equity Real Assets Secondaries Strategic Initiatives

9 $41.8 $8.8 $0.5 $27.3 $5.5 $5.9 $0.7 $2.4 AUM Not Yet Paying Fees Available for Future Deployment AUM Not Yet Paying Fees As of December 31, 2022, AUM Not Yet Paying Fees includes $41.8 billion of AUM available for future deployment which could generate approximately $410.9 million in potential incremental annual management fees(1) • The $41.8 billion of AUM Not Yet Paying Fees available for future deployment primarily includes $15.9 billion in U.S. direct lending funds, $6.3 billion in European direct lending funds, $4.8 billion in alternative credit funds, $4.8 billion in special opportunities funds, $2.9 billion in infrastructure debt funds, $1.7 billion in Asian special situations funds and $1.2 billion in real estate debt funds 1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of December 31, 2022 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Note that no potential Part I Fees are reflected in any of the amounts above. 2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of December 31, 2022, capital available for deployment for follow-on investments could generate approximately $96.2 million in additional potential annual management fees. There is no assurance such capital will be invested. ($ in billions)($ in billions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (2) Funds in or Expected to Be in Wind-down AUM Not Yet Paying Fees Credit Private Equity Real Assets Secondaries Strategic Initiatives $41.8 $51.1 Footnote 1: target leverage of ARCC is 1.25x

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM as of December 31, 2022 was $203.7 billion, an increase of 11% from prior year

- The increase of $20.6 billion was primarily driven by:
  - fundraising across U.S. direct lending, alternative credit, special opportunities, U.S. real estate equity, real estate secondaries and Asian special situations; and
  - the acquisition of Infrastructure Debt within Real Assets

Incentive Generating AUM[1] as of December 31, 2022 was $105.4 billion, a decrease of 2% from prior year

- The decrease primarily resulted from ARCC not generating Part II fees for the year ended December 31, 2022

Of the $139.8 billion of Incentive Eligible AUM that is currently invested, 75% is Incentive Generating AUM

- Excluding the Incentive Eligible AUM associated with ARCC Part II Fees[2], which are based on capital gains from the largely debt oriented ARCC portfolio, 89% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM

Incentive Eligible AUM

($ in billions)



$183.1
$2.6
$12.4
$26.7
$31.8
$109.6
Q4-21
$197.7
$4.8
$13.4
$38.0
$33.8
$107.7
Q3-22
$203.7
$5.0
$13.3
$39.3
$33.3
$112.8
Q4-22
Credit
Private Equity
Real Assets
Secondaries
Strategic Initiatives

Q4-22 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in billions)	Credit	Private Equity	Real Assets	Secondaries	Strategic Initiatives	Total
Incentive Generating AUM	**$50.7**	**$20.9**	**$26.6**	**$6.1**	**$1.1**	**$105.4**
+ Uninvested IEAUM	32.0	9.5	11.6	6.9	3.9	63.9
+ IEAUM below hurdle	8.3	2.9	1.1	0.3	—	12.6
+ ARCC Part II Fees below Hurdle[2]	21.8	—	—	—	—	21.8
Incentive Eligible AUM	**$112.8**	**$33.3**	**$39.3**	**$13.3**	**$5.0**	**$203.7**

1. Incentive Generating AUM includes $20.6 billion of AUM from funds generating incentive income that is not recognized by Ares until such fees are crystallized or no longer subject to reversal.
2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception.

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11 Fee Related Performance Revenues 1. Fee related performance revenues by strategy is presented net of the associated fee related performance compensation. 2. Represents 50% of the fee related performance revenues earned in FY-21 due to the one-time contingent consideration recorded in connection with the Black Creek acquisition. Fee related performance revenues were $239.4 million during FY-22, generated primarily from U.S. real estate equity and European and U.S. direct lending U.S. Real Estate Equity European Direct Lending U.S. Direct Lending Real Estate Debt Private Equity Secondaries IGAUM by Strategy for Funds Generating Fee Related Performance Revenues ($ in billions) FY-21 FY-22 $4.9 $4.9 $6.0 $0.7 $9.5 $5.6 $6.2 $0.8 $0.3 $16.5 $22.4 Net Fee Related Performance Revenues(1) by Strategy ($ in millions) FY-21 FY-22 $11.6 $19.9 $18.5(2) $1.0 $63.8 $14.8 $10.0 $1.3 $0.1 $51.0 $90.0

Capital Deployment[1]

Total Gross Invested Capital during FY-22 was $79.8 billion compared to $79.7 billion during FY-21

- Of the total amount, $51.5 billion was related to deployment by our drawdown funds in FY-22 compared to $46.7 billion in FY-21
- Deployment by our perpetual capital vehicles was $28.1 billion in FY-22 compared to $33.1 billion in FY-21

Total Gross Invested Capital during Q4-22 was $21.8 billion compared to $31.5 billion during Q4-21

- Of the total amount, $14.9 billion was related to deployment by our drawdown funds in Q4-22 compared to $18.7 billion in Q4-21
  - Of our drawdown funds, the most active investment strategies were U.S. and European direct lending and alternative credit
- Deployment by our perpetual capital vehicles was $7.8 billion in Q4-22 compared to $13.7 billion in Q4-21
  - Of our perpetual capital vehicles, the most active investment strategies were U.S. direct lending and alternative credit

Q4-22 Gross Capital Deployment

($ in billions)



$21.8
$17.3
$0.7
$1.8
$0.8
$1.2
Credit
Private Equity
Real Assets
Secondaries
Strategic Initiatives

Capital Deployment in Drawdown Funds

($ in billions)



$46.7
$1.7
$2.0
$9.0
$6.2
$27.8
$51.5
$1.9
$2.9
$7.6
$5.1
$34.0
FY-21
FY-22
Credit
Private Equity
Real Assets
Secondaries
Strategic Initiatives

1. Capital deployment figures include deployment from perpetual capital vehicles.

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GAAP Statements of Operations

$ in thousands, except share data	Quarter ended December 31, 2022	Quarter ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Revenues				
Management fees	$590,083	$475,226	$2,136,433	$1,611,047
Carried interest allocation	40,233	462,844	458,012	2,073,551
Incentive fees	271,208	313,456	301,187	332,876
Principal investment income (loss)	(3,242)	12,956	12,279	99,433
Administrative, transaction and other fees	39,442	45,683	147,532	95,184
Total revenues	937,724	1,310,165	3,055,443	4,212,091
Expenses				
Compensation and benefits	343,559	325,525	1,498,590	1,162,633
Performance related compensation	202,011	531,832	518,829	1,740,786
General, administrative and other expenses	132,815	158,707	695,256	444,178
Expenses of Consolidated Funds	8,046	30,911	36,410	62,486
Total expenses	686,431	1,046,975	2,749,085	3,410,083
Other income (expense)				
Net realized and unrealized gains (losses) on investments	(6,033)	358	4,732	19,102
Interest and dividend income	4,335	3,047	9,399	9,865
Interest expense	(20,182)	(11,635)	(71,356)	(36,760)
Other income (expense), net	2,925	(16,284)	13,119	14,402
Net realized and unrealized gains on investments of Consolidated Funds	65,355	32,583	73,386	77,303
Interest and other income of Consolidated Funds	190,449	104,073	586,529	437,818
Interest expense of Consolidated Funds	(145,333)	(66,471)	(411,361)	(258,048)
Total other income, net	91,516	45,671	204,448	263,682
Income before taxes	342,809	308,861	510,806	1,065,690
Income tax expense	49,619	42,898	71,891	147,385
Net income	293,190	265,963	438,915	918,305
Less: Net income attributable to non-controlling interests in Consolidated Funds	70,633	18,114	119,333	120,369
Net income attributable to Ares Operating Group entities	222,557	247,849	319,582	797,936
Less: Net loss attributable to redeemable interest in Ares Operating Group entities	(886)	(2,034)	(851)	(1,341)
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	105,950	125,794	152,892	390,440
Net income attributable to Ares Management Corporation	117,493	124,089	167,541	408,837
Less: Series A Preferred Stock dividends paid	—	—	—	10,850
Less: Series A Preferred Stock redemption premium	—	—	—	11,239
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	$117,493	$124,089	$167,541	$386,748
Net income per share of Class A and non-voting common stock:				
Basic	$0.64	$0.68	$0.87	$2.24
Diluted	$0.62	$0.66	$0.87	$2.15
Weighted-average shares of Class A and non-voting common stock:				
Basic	176,996,146	171,515,209	175,510,798	163,703,626
Diluted	189,829,639	188,932,927	175,510,798	180,112,271

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RI and Other Measures Financial Summary

$ in thousands, except share data (and as otherwise noted)	Quarter ended December 31, 2022	2021	% Change	Year ended December 31, 2022	2021	% Change
Management fees[1]	$592,958	$481,029	23%	$2,152,528	$1,635,277	32%
Fee related performance revenues	224,384	134,610	67	239,425	137,879	74
Other fees	24,947	22,419	11	94,562	49,771	90
Compensation and benefits expenses[2]	(414,260)	(315,133)	(31)	(1,172,504)	(894,842)	(31)
General, administrative and other expenses	(92,286)	(69,594)	(33)	(319,661)	(215,777)	(48)
Fee Related Earnings	**335,743**	**253,331**	**33**	**994,350**	**712,308**	**40**
Realized net performance income	91,025	82,432	10	143,480	145,844	(2)
Realized net investment income (loss)	(8,445)	4,558	NM	(6,803)	24,785	NM
Realized Income	**418,323**	**340,321**	**23**	**1,131,027**	**882,937**	**28**
After-tax Realized Income[3]	**$388,740**	**$291,139**	**34**	**$1,061,747**	**$803,719**	**32**
After-tax Realized Income per share of Class A and non-voting common stock[4]	**$1.21**	**$0.85**	**42**	**$3.35**	**$2.57**	**30**

Other Data						
Total Fee Revenue	**$933,314**	**$720,490**	**30**	**$2,629,995**	**$1,968,771**	**34**
Fee Related Earnings margin[5]	**39.9%**	**39.7%**		**40.0%**	**39.1%**	
Effective management fee rate[6]	**1.02%**	**1.03%**		**0.99%**	**1.06%**	

1. Includes Part I Fees of $87.5 million and $67.9 million for Q4-22 and Q4-21, respectively, and $266.2 million and $227.8 million for FY-22 and FY-21, respectively.
2. Includes fee related performance compensation of $139.7 million and $84.9 million for Q4-22 and Q4-21, respectively, and $149.5 million and $86.9 million for FY-22 and FY-21, respectively.
3. For Q4-22, Q4-21, and FY-22, FY-21, after-tax Realized Income includes current income tax related to: (i) entity level taxes of $4.9 million, $5.1 million and $17.2 million, $14.4 million, respectively, and (ii) corporate level tax expense of $24.7 million, $44.1 million, and $52.0 million, $53.9 million, respectively. For more information regarding After-tax RI, please refer to the "Glossary" slide in the appendix.
4. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. Please refer to slide 28 for additional details.
5. Fee related earnings margin represents the quotient of fee related earnings and the total of segment management fees, fee related performance revenues and other fees.
6. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Quarter ended December 31, 2022	Quarter ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Realized Income and Fee Related Earnings:				
Income before taxes	**$342,809**	**$308,861**	**$510,806**	**$1,065,690**
Adjustments:				
Amortization of intangibles[1]	30,444	28,795	308,215	84,185
Depreciation expense	6,844	6,168	26,868	22,520
Equity compensation expense[2]	48,271	46,047	198,948	237,191
Acquisition-related compensation expense[3]	2,063	34,069	206,252	66,893
Acquisition-related incentive fees[4]	—	(47,873)	—	(47,873)
Acquisition and merger-related expense	3,151	2,798	15,197	21,162
Placement fee adjustment	(5,523)	45,143	2,088	78,883
Other (income) expense, net	940	14,780	1,874	(19,886)
Net (income) expense of non-controlling interests in consolidated subsidiaries	6,226	(14,783)	(357)	(23,397)
Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(70,767)	(18,126)	(119,664)	(120,457)
Total performance (income) loss—unrealized	173,312	(362,359)	(106,978)	(1,744,056)
Total performance related compensation—unrealized	(118,613)	293,812	88,502	1,316,205
Total net investment (income) loss—unrealized	(834)	2,989	(724)	(54,123)
Realized Income	**418,323**	**340,321**	**1,131,027**	**882,937**
Total performance income—realized	(274,075)	(227,707)	(418,021)	(474,427)
Total performance related compensation—realized	183,050	145,275	274,541	328,583
Total investment (income) loss—realized	8,445	(4,558)	6,803	(24,785)
Fee Related Earnings	**$335,743**	**$253,331**	**$994,350**	**$712,308**

Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

1. For FY-22, amortization of intangibles includes non-cash impairment charges of $181.6 million on certain intangible assets that were recognized in Q3-22. The impairment charges include: (i) $86.2 million related to Ares' decision to rebrand its secondaries group as Ares Secondaries and to discontinue the ongoing use of the Landmark trade name and (ii) $95.4 million related to management contracts resulting from lower FPAUM as fundraising targets were not achieved for an acquired Landmark private equity secondaries fund, as well as shorter expected lives of certain funds as a result of returning capital to our fund investors sooner than planned.
2. For Q4-22, Q4-21, and FY-22, FY-21, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $12.7 million, $18.3 million and $50.8 million, $125.1 million, respectively; (ii) annual bonus awards of $11.7 million, $10.6 million and $55.7 million, $47.0 million, respectively; and (iii) annual discretionary awards of $24.6 million, $17.1 million and $93.9 million, $65.1 million, respectively.
3. Represents contingent obligations (earnouts) recorded in connection with the acquisition of Landmark, Black Creek and Infrastructure Debt that are recorded as compensation expense.
4. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in FY-21 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd)

$ in thousands	Quarter ended December 31, 2022	Quarter ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
Performance income and net investment income reconciliation:				
Carried interest allocation	$40,233	$462,844	$458,012	$2,073,551
Incentive fees	271,208	313,456	301,187	332,876
Carried interest allocation and incentive fees	**311,441**	**776,300**	**759,199**	**2,406,427**
Performance income—realized from Consolidated Funds	3,946	3,930	3,980	5,458
Performance income reclass[1]	—	149	(14)	1,434
Performance income—unrealized from Consolidated Funds	7,549	—	7,549	—
Fee related performance revenues	(224,384)	(134,610)	(239,425)	(137,879)
Acquisition-related incentive fees[2]	—	(47,873)	—	(47,873)
Total performance income—unrealized	173,312	(362,359)	(106,978)	(1,744,056)
Performance income of non-controlling interests in consolidated subsidiaries	2,211	(7,830)	(6,290)	(9,084)
Performance income—realized	**$274,075**	**$227,707**	**$418,021**	**$474,427**
Total consolidated other income	**$91,516**	**$45,671**	**$204,448**	**$263,682**
Net investment income from Consolidated Funds	(120,121)	(67,265)	(266,628)	(259,243)
Performance income reclass[1]	—	(149)	14	(1,434)
Principal investment income	10,802	24,448	48,223	120,896
Other expense (income), net	939	14,780	1,873	(19,886)
Other expense (income) of non-controlling interests in consolidated subsidiaries	9,253	(15,916)	5,991	(25,107)
Investment loss (income)—unrealized	2,774	1,894	14,557	(58,694)
Interest and other investment loss (income)—unrealized	(3,608)	1,095	(15,281)	4,571
Total realized net investment income (loss)	**$(8,445)**	**$4,558**	**$(6,803)**	**$24,785**

Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG's revenues and expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance.

1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments reported in accordance with GAAP.
2. Represents a component of the purchase price from realized performance income associated with one-time contingent consideration recorded in connection with the Black Creek acquisition. 100% of the realized performance income earned in FY-21 is presented in incentive fees reported in accordance with GAAP, of which 50% is included on an unconsolidated basis.

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Credit Group[1]

- Management and other fees increased by 26% for both Q4-22 and FY-22, compared to Q4-21 and FY-21, primarily driven by deployment within the U.S. and European direct lending and alternative credit strategies
- Fee related performance revenues decreased by 31% and 17% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily due to higher incentive fees recognized from U.S. and European direct lending vehicles in Q4-21 and FY-21
- Fee Related Earnings increased by 30% and 31% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by the increases in management fees
- Realized Income increased by 19% and 26% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by the increase in Fee Related Earnings
- Capital deployment totaled $17.3 billion and $56.9 billion for Q4-22 and FY-22, respectively, primarily driven by $8.1 billion and $26.3 billion in U.S. direct lending, $4.6 billion and $14.1 billion in European direct lending and $2.8 billion and $9.3 billion in alternative credit for Q4-22 and FY-22, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-22	Q4-21	% Change	FY-22	FY-21	% Change
Management and other fees	$395,191	$314,515	26%	$1,387,920	$1,097,711	26%
Fee related performance revenues	58,869	85,149	(31)	71,497	86,480	(17)
Fee Related Earnings	**292,893**	**225,897**	**30**	**943,694**	**719,111**	**31**
Realized net performance income	35,954	47,241	(24)	59,220	75,546	(22)
Realized net investment income	1,574	3,488	(55)	18,243	14,328	27
Realized Income	**$330,421**	**$276,626**	**19**	**$1,021,157**	**$808,985**	**26**
AUM ($ in billions)	**$214.2**	**$192.7**	**11**			
FPAUM ($ in billions)	**$145.2**	**$117.4**	**24**			

U.S. Senior Direct Lending[2]
1.9% / 9.5%

U.S. Junior Direct Lending[2]
(0.8)% / 2.5%

European Direct Lending[2]
2.0% / 10.5%

Q4-22 / FY-22 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~360 investment professionals, ~235 active funds, ~1,500 portfolio companies and ~1,100 alternative credit investments as of December 31, 2022.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slide 26-27 for complete financial results.
2. Performance for the U.S. senior direct lending and U.S. junior direct lending strategies are represented by the SDL levered feeder fund and PCS, respectively. Performance for the European direct lending strategy is represented by the European direct lending composite, which is comprised of ACE III, ACE IV and ACE V levered Euro-denominated feeder funds. The net return for U.S. senior direct lending was 1.3% for Q4-22 and 6.5% for FY-22. The gross and net returns for the SDL unlevered feeder were 1.7% and 1.3% for Q4-22, respectively and 6.4% and 4.7% for FY-22, respectively. The net returns for U.S. junior direct lending were (0.9)% for Q4-22 and 0.9% for FY-22. The net return for European direct lending was 1.4% for Q4-22 and 7.8% for FY-22. The gross and net returns for the composite made up of ACE III, ACE IV and ACE V U.S. dollar denominated feeder funds were 4.1% and 3.2% for Q4-22, respectively, and 10.8% and 7.9% for FY-22, respectively. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Private Equity Group[1]

- Management and other fees increased by 18% and 10% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by deployment in funds within our special opportunities strategy
- Fee Related Earnings increased by 26% and 2% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by the increases in management fees
- Realized Income increased by 132% for Q4-22 compared to Q4-21, primarily driven by realized net performance income from ASOF and ACOF IV. Realized Income decreased by 8% FY-22 compared to FY-21 primarily driven by higher interest expense allocated on an increased cost basis of balance sheet investments
- Capital deployment totaled $0.7 billion and $5.2 billion for Q4-22 and FY-22, respectively, primarily driven by $0.7 billion and $3.8 billion in special opportunities for Q4-22 and FY-22, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-22	Q4-21	% Change	FY-22	FY-21	% Change
Management and other fees	$54,795	$46,332	18%	$201,725	$182,988	10%
Fee Related Earnings	**30,253**	**23,949**	**26**	**84,467**	**83,207**	**2**
Realized net performance income	33,085	2,288	NM	33,506	34,061	(2)
Realized net investment loss	(2,971)	(169)	NM	(9,975)	(165)	NM
Realized Income	**$60,367**	**$26,068**	**132**	**$107,998**	**$117,103**	**(8)**
AUM ($ in billions)	**$34.7**	**$33.4**	**4**			
FPAUM ($ in billions)	**$18.5**	**$16.7**	**11**			

Corporate Private Equity[2]
0.7% / 4.3%

Special Opportunities[2]
3.9% / 9.1%

Q4-22 / FY-22 gross returns

Note: Past performance is not indicative of future results. The Private Equity Group had ~95 investment professionals, ~45 portfolio companies and ~10 active funds and related co-investment vehicles as of December 31, 2022.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 26-27 for complete financial results.
2. Performance for the corporate private equity strategy is represented by the corporate private equity composite, which is comprised of ACOF IV, ACOF V and ACOF VI. Performance for the special opportunities strategy is represented by ASOF. All returns are gross fund-level time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments, and also reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net fund-level return for corporate private equity was 0.4% for Q4-22 and 2.5% for FY-22. The net fund-level return for special opportunities was 2.8% for Q4-22 and 5.8% for FY-22. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Real Assets Group[1]

- Management and other fees increased by 34% and 66% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily due to additional capital raised by our non-traded REITs and the acquisition of Infrastructure Debt. FY-22 also includes the full year impact of the acquisition of Black Creek
- Fee related performance revenues increased by 235% and 226% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily attributable to higher incentive fees earned from AREIT and AIREIT. In addition, 100% of the incentive fees were recognized in FY-22 compared to 50% recognized in FY-21
- Fee Related Earnings increased by 124% and 108% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by the increases in management and other fees and fee related performance revenues
- Realized Income increased by 58% and 74% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by the increase in Fee Related Earnings and by an increase in realized net performance income from U.S. real estate equity funds for FY-22
- Capital deployment totaled $1.8 billion and $12.0 billion for Q4-22 and FY-22, respectively, primarily driven by $0.6 billion and $5.4 billion in U.S. real estate equity, $0.5 billion and $3.1 billion in real estate debt and $0.3 billion and $1.4 billion in infrastructure debt for Q4-22 and FY-22, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-22	Q4-21	% Change	FY-22[2]	FY-21[3]	% Change
Management and other fees	$101,530	$75,945	34%	$383,687	$231,240	66%
Fee related performance revenues	165,515	49,461	235	167,693	51,399	226
Fee Related Earnings	**136,782**	**61,196**	**124**	**271,626**	**130,779**	**108**
Realized net performance income	21,898	32,880	(33)	50,025	36,214	38
Realized net investment income (loss)	(2,810)	4,426	NM	814	18,558	(96)
Realized Income	**$155,870**	**$98,502**	**58**	**$322,465**	**$185,551**	**74**
AUM ($ in billions)	**$66.1**	**$46.0**	**44**			
FPAUM ($ in billions)	**$41.6**	**$28.6**	**45**			

U.S. Real Estate Equity[4]
(6.0)% / 11.3%

European Real Estate Equity[4]
(7.0)% / (3.8)%

Infrastructure Debt[4]
3.1% / 6.7%

Q4-22 / FY-22 gross returns

Note: Past performance is not indicative of future results. The Real Assets Group had ~290 investment professionals, ~510 properties, ~55 infrastructure and power assets and ~60 active funds and related co-investment vehicles as of December 31, 2022.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 26-27 for complete financial results.
2. Includes results of AMP Capital's Infrastructure Debt platform following the acquisition close date of February 10, 2022.
3. Includes results of Black Creek following the acquisition close date of July 1, 2021
4. Performance for the U.S. real estate equity strategy is represented by the U.S. real estate equity composite, which is comprised of DEV II, AREOF III, US VIII and US IX. Performance for the European real estate equity strategy is represented by the European real estate equity composite, which is comprised of EPEP II, EPEP III, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Performance for the infrastructure debt strategy is represented by the infrastructure debt composite, which is comprised of U.S. dollar denominated hedged feeder funds for IDF III and IDF IV. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. real estate equity and European real estate equity were (5.5)% and (5.4)% for Q4-22, respectively, and 7.0% and (2.2)% for FY-22, respectively. Returns presented above for European real estate equity are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the U.S. dollar denominated feeder fund for European real estate equity were (1.9)% and (0.6)% for Q4-22, respectively, and (5.6)% and (3.0)% for FY-22, respectively. Net returns for infrastructure debt were 2.4% for Q4-22 and 4.8% for FY-22. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Secondaries Group[1]

- Management and other fees decreased by 5% for Q4-22 compared to Q4-21, primarily driven by a step down in fee bases for LEP XV and LREP VIII, and partially offset by new commitments to our ninth real estate secondaries fund and related vehicles. Management fees included catch-up fees of $2.7 million and $4.1 million for Q4-22 and Q4-21, respectively, from LEP XVII and related vehicles
- Fee Related Earnings decreased by 4% for Q4-22 compared to Q4-21, primarily driven by the decrease in management fees
- Realized Income decreased by 12% for Q4-22 compared to Q4-21, primarily driven by higher interest expense allocated on an increased cost basis of balance sheet investments
- Capital deployment totaled $0.8 billion and $2.9 billion for Q4-22 and FY-22, respectively, primarily driven by $0.4 billion and $1.8 billion in private equity secondaries and $0.3 billion and $0.7 billion in real estate secondaries for Q4-22 and FY-22, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-22	Q4-21	% Change	FY-22	FY-21[2]
Management and other fees	$41,604	$43,983	(5)%	$176,694	$97,945
Fee related performance revenues	—	—	—	235	—
Fee Related Earnings	**30,390**	**31,602**	**(4)**	**110,501**	**65,868**
Realized net performance income	—	21	(100)	641	21
Realized net investment income (loss)	(1,470)	1,175	NM	(1,977)	1,444
Realized Income	**$28,920**	**$32,798**	**(12)**	**$109,165**	**$67,333**
AUM ($ in billions)	**$22.0**	**$22.1**	**0**		
FPAUM ($ in billions)	**$17.7**	**$18.3**	**(3)**		

Private Equity Secondaries[3]
(5.6)% / (4.9)%

Real Estate Secondaries[3]
(1.8)% / 20.3%

Q4-22 / FY-22 gross returns

Note: Past performance is not indicative of future results. The Secondaries Group had ~65 investment professionals, ~875 limited partnership interests and ~65 active funds and related co-investment vehicles as of December 31, 2022.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 26-27 for complete financial results.
2. Represents results of Landmark following the acquisition close date of June 2, 2021.
3. Performance for the private equity secondaries and real estate secondaries strategies are represented by LEP XVI and LREP VIII, respectively. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for private equity secondaries and real estate secondaries were (5.8)% and (2.0)%, respectively, for Q4-22 and (6.1)% and 17.0%,respectively, for FY-22. For all funds in the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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Strategic Initiatives[1]

- Management and other fees increased by 13% and 9% for Q4-22 and FY-22, respectively, compared to Q4-21 and FY-21, primarily driven by additional commitments to our sixth Asian special situations fund
- Fee Related Earnings increased by 67% for Q4-22 compared to Q4-21, primarily driven by the increases in management fees. Fee Related Earnings decreased slightly for FY-22 compared to FY-21, resulting from higher compensation and benefits from headcount increases across all strategies for FY-22, partially offset by the increase in management fees
- Realized Income increased for Q4-22 compared to Q4-21, primarily driven by the increase in Fee Related Earnings. Realized Income decreased by 12% for FY-22 compared to FY-21, primarily driven by higher interest expense allocated to our balance sheet investment in a fund invested in insurance companies
- Capital deployment totaled $1.2 billion and $2.8 billion for Q4-22 and FY-22, respectively, primarily driven by $0.8 billion and $0.9 billion in insurance and $0.2 billion and $0.9 billion in Asian secured lending for Q4-22 and FY-22, respectively

Financial Summary and Highlights[1]

$ in thousands	Q4-22	Q4-21	% Change	FY-22	FY-21	% Change
Management and other fees	$19,977	$17,641	13%	$72,535	$66,686	9%
Fee Related Earnings	**7,022**	**4,210**	**67**	**31,946**	**32,235**	**(1)**
Realized net performance income	88	2	NM	88	2	NM
Realized net investment loss	(2,383)	(4,279)	44	(11,599)	(9,070)	(28)
Realized Income	**$4,727**	**$(67)**	**NM**	**$20,435**	**$23,167**	**(12)**
AUM ($ in billions)	**$15.0**	**$11.6**	**29**			
FPAUM ($ in billions)	**$8.1**	**$6.8**	**19**			

Asian Special Situations[2]
4.6% / 5.0%
Q4-22 / FY-22 gross returns

Note: Past performance is not indicative of future results. Strategic Initiatives had ~70 investment professionals, ~110 portfolio companies and ~20 active funds and related co-investment vehicles as of December 31, 2022.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. Please refer to "Financial Details - Segments" on slides 26-27 for complete financial results.
2. Performance for the Asian special situations strategy is represented by SSG Fund V. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for Asian special situations was 2.7% for Q4-22 and 1.2% for FY-22.

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Realized Income per Share Data

$ in thousands, except share data	Quarter ended December 31, 2022	Quarter ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
After-tax Realized Income				
Realized Income before taxes	$418,323	$340,321	$1,131,027	$882,937
Entity level foreign, state and local taxes	(4,913)	(5,080)	(17,237)	(14,435)
Series A Preferred Stock dividends[1]	—	—	—	(10,850)
Realized Income	**413,410**	**335,241**	**1,113,790**	**857,652**
Income taxes[2]	(24,670)	(44,102)	(52,043)	(53,933)
After-tax Realized Income	**$388,740**	**$291,139**	**$1,061,747**	**$803,719**
After-tax Realized Income per share[3]	**$1.26**	**$0.95**	**$3.46**	**$2.69**

$ in thousands, except share data	Quarter ended December 31, 2022	Quarter ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021
After-tax Realized Income per share of Class A and non-voting common stock				
Realized Income	$413,410	$335,241	$1,113,790	$857,652
x Average ownership % of Ares Operating Group	60.12%	59.10%	59.82%	58.67%
Realized Income attributable to Class A and non-voting common stockholders	**$248,542**	**$198,127**	**$666,253**	**$503,143**
Income taxes[2]	(24,670)	(44,102)	(52,043)	(53,933)
After-tax Realized Income attributable to Class A and non-voting common stockholders	**$223,872**	**$154,025**	**$614,210**	**$449,210**
After-tax Realized Income per share of Class A and non-voting common stock[4]	**$1.21**	**$0.85**	**$3.35**	**$2.57**

1. 12,400,000 shares of 7% Series A Preferred Stock were redeemed on June 30, 2021.
2. For Q4-22, Q4-21 and FY-22, FY-21 amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $25.0 million, $(2.6) million and $7.4 million, $82.6 million, respectively, of deferred income tax expense (benefit) primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. The primary differences between the current portion of taxable income and RI relate to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, and amortization of intangibles. Tax deductions associated with the vesting of restricted stock units and the exercise of options reduced our current tax provision by $26.4 million, $26.8 million and $67.0 million, $69.8 million for Q4-22, Q4-21 and FY-22, FY-21, respectively. The inclusion of the benefit in the after-tax RI per share calculation had the effect of increasing this metric by $0.15, $0.15 and $0.37, $0.40 for Q4-22, Q4-21 and FY-22, FY-21, respectively. The impact of its inclusion in the metric decreased the RI cash tax rate by 10.5%, 13.3% and 9.9%, 13.5% for Q4-22, Q4-21 and FY-22, FY-21, respectively, from the Company's statutory tax rate of 24.0% and 24.1% for the FY-22 and FY-21, respectively. For more information regarding RI and After-tax RI, please refer to the "Glossary" slide in the appendix.
3. Weighted average shares used for after-tax RI per share for Q4-22 and Q4-21 were 308,906,131 and 307,630,790, respectively. Please refer to slide 28 in this presentation for further information.
4. Weighted average shares used for after-tax RI per share of Class A and non-voting common stock for Q4-22 and Q4-21 were 184,712,014 and 181,809,046, respectively. Please refer to slide 28 for additional details.

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Balance Sheet

Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income

- As of December 31, 2022, our balance sheet included $390.0 million in cash and cash equivalents and $2,273.9 million in debt obligations, including $700.0 million drawn against our $1,325 million revolving credit facility
- As of December 31, 2022, the fair value of our corporate investment portfolio was $868.2 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,331.2 million[1]
- As of December 31, 2022, gross accrued performance income reported on a GAAP basis was $3,106.6 million and unconsolidated basis was $3,114.1 million
- As of December 31, 2022, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $824.4 million[2] and $831.9 million, respectively

Net Accrued Performance Income by Group[3]

December 31, 2021



6%
28%
23%
$808.1 million
43%

December 31, 2022



5%
29%
21%
$824.4 million(2)
45%

Credit | Private Equity | Real Assets | Secondaries

1. Unconsolidated investments includes $533.7 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP and excludes $70.7 million of investments that are attributable to non-controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,106.6 million.
2. Net accrued performance income on a GAAP basis as of December 31, 2022 excludes $7.5 million of accrued performance income within Strategic Initiatives that has been eliminated upon consolidation.
3. Net accrued performance income excludes net performance income—realized that has not been received by the Company as of the reporting date. For both periods presented, accrued performance income represents the accrued carried interest allocation.

23

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24 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Ashish Bhutani Former Chairman and Chief Executive Officer of Lazard Asset Management and Former Vice Chairman of Lazard Ltd Antoinette Bush Senior Advisor to News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Eileen Naughton Former Chief People Officer and Vice President of People Operations at Google, Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Jarrod Phillips Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Craig Siegenthaler (646) 855-5004 Bank of Montreal Rufus Hone (416) 359-8304 Barclays Benjamin Budish (212) 526-2418 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JMP Securities Brian McKenna (212) 906-3545 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Michael Brown (212) 887-3801 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 Piper Sandler Sumeet Mody (312) 281-3414 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Wells Fargo Finian O’Shea (704) 410-0067 Investor Relations Contacts Carl Drake Partner/Head of Public Markets Investor Relations and Corporate Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11219 Tel: (800) 278-4353 Fax: (718) 236-2641 help@astfinancial.com www.astfinancial.com Securities Listing NYSE: ARES

Appendix

26 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16. 2. Includes fee related performance compensation of $38.5 million and 54,240 for Q4-22 and Q4-21, respectively, for the Credit Group and $101.3 million and $30.7 million for Q4-22 and Q4-21, respectively, for the Real Assets Group. Quarter ended December 31, 2022 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Strategic Initiatives Operations Management Group Total(1) Management fees $383,774 $54,168 $93,575 $41,604 $19,837 $— $592,958 Fee related performance revenues 58,869 — 165,515 — — — 224,384 Other fees 11,417 627 7,955 — 140 4,808 24,947 Compensation and benefits (101,490) (15,837) (17,566) (7,779) (10,952) (120,904) (274,528) Compensation and benefits—fee related performance compensation (38,466) — (101,266) — — — (139,732) General, administrative and other expenses (21,211) (8,705) (11,431) (3,435) (2,003) (45,501) (92,286) Fee related earnings 292,893 30,253 136,782 30,390 7,022 (161,597) 335,743 Performance income—realized 97,843 121,594 54,493 — 145 — 274,075 Performance related compensation—realized (61,889) (88,509) (32,595) — (57) — (183,050) Realized net performance income 35,954 33,085 21,898 — 88 — 91,025 Investment income (loss)—realized 552 1,149 (1,109) — 10 (37) 565 Interest and other investment income (expense)—realized 5,561 648 1,448 415 3,238 (138) 11,172 Interest expense (4,539) (4,768) (3,149) (1,885) (5,631) (210) (20,182) Realized net investment income (loss) 1,574 (2,971) (2,810) (1,470) (2,383) (385) (8,445) Realized income $330,421 $60,367 $155,870 $28,920 $4,727 $(161,982) $418,323 Quarter ended December 31, 2021 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Strategic Initiatives Operations Management Group Total(1) Management fees $305,906 $45,988 $67,511 $43,983 $17,641 $— $481,029 Fee related performance revenues 85,149 — 49,461 — — — 134,610 Other fees 8,609 344 8,434 — — 5,032 22,419 Compensation and benefits (102,557) (16,109) (23,572) (8,971) (11,233) (67,782) (230,224) Compensation and benefits—fee related performance compensation (54,240) — (30,669) — — — (84,909) General, administrative and other expenses (16,970) (6,274) (9,969) (3,410) (2,198) (30,773) (69,594) Fee related earnings 225,897 23,949 61,196 31,602 4,210 (93,523) 253,331 Performance income—realized 130,522 12,158 84,953 70 4 — 227,707 Performance related compensation—realized (83,281) (9,870) (52,073) (49) (2) — (145,275) Realized net performance income 47,241 2,288 32,880 21 2 — 82,432 Investment income (loss)—realized 131 633 3,823 19 (1,334) — 3,272 Interest and other investment income—realized 6,023 1,689 2,469 1,560 1,124 56 12,921 Interest expense (2,666) (2,491) (1,866) (404) (4,069) (139) (11,635) Realized net investment income (loss) 3,488 (169) 4,426 1,175 (4,279) (83) 4,558 Realized income $276,626 $26,068 $98,502 $32,798 $(67) $(93,606) $340,321 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16.

27 Year ended December 31, 2022 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Strategic Initiatives Operations Management Group Total(1) Management fees $1,355,975 $199,837 $347,808 $176,694 $72,214 $— $2,152,528 Fee related performance revenues 71,497 — 167,693 235 — — 239,425 Other fees 31,945 1,888 35,879 — 321 24,529 94,562 Compensation and benefits (395,062) (86,561) (137,431) (53,579) (33,011) (317,396) (1,023,040) Compensation and benefits—fee related performance compensation (46,716) — (102,584) (164) — — (149,464) General, administrative and other expenses (73,945) (30,697) (39,739) (12,685) (7,578) (155,017) (319,661) Fee related earnings 943,694 84,467 271,626 110,501 31,946 (447,884) 994,350 Performance income—realized 156,784 123,806 133,130 4,156 145 — 418,021 Performance related compensation—realized (97,564) (90,300) (83,105) (3,515) (57) — (274,541) Realized net performance income 59,220 33,506 50,025 641 88 — 143,480 Investment income (loss)—realized 7,071 3,432 3,115 — 868 (37) 14,449 Interest and other investment income (expense)—realized 26,567 2,546 9,045 3,683 9,851 (1,588) 50,104 Interest expense (15,395) (15,953) (11,346) (5,660) (22,318) (684) (71,356) Realized net investment income (loss) 18,243 (9,975) 814 (1,977) (11,599) (2,309) (6,803) Realized income $1,021,157 $107,998 $322,465 $109,165 $20,435 $(450,193) $1,131,027 Year ended December 31, 2021 $ in thousands Credit Group Private Equity Group Real Assets Group Secondaries Group Strategic Initiatives Operations Management Group Total(1) Management fees $1,070,608 $181,918 $218,202 $97,945 $66,604 $— $1,635,277 Fee related performance revenues 86,480 — 51,399 — — — 137,879 Other fees 27,103 1,070 13,038 — 82 8,478 49,771 Compensation and benefits (355,340) (78,156) (95,826) (25,215) (26,673) (226,725) (807,935) Compensation and benefits—fee related performance compensation (55,054) — (31,853) — — — (86,907) General, administrative and other expenses (54,686) (21,625) (24,181) (6,862) (7,778) (100,645) (215,777) Fee related earnings 719,111 83,207 130,779 65,868 32,235 (318,892) 712,308 Performance income—realized 207,446 171,637 95,270 70 4 — 474,427 Performance related compensation—realized (131,900) (137,576) (59,056) (49) (2) — (328,583) Realized net performance income 75,546 34,061 36,214 21 2 — 145,844 Investment income (loss)—realized 1,989 (3,754) 17,700 19 13 — 15,967 Interest and other investment income—realized 20,377 11,514 7,252 2,261 3,948 226 45,578 Interest expense (8,038) (7,925) (6,394) (836) (13,031) (536) (36,760) Realized net investment income (loss) 14,328 (165) 18,558 1,444 (9,070) (310) 24,785 Realized income $808,985 $117,103 $185,551 $67,333 $23,167 $(319,202) $882,937 Financial Details – Segments 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16. 1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. Please refer to “GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basisˮ on slides 15-16. 2. Includes fee related performance compensation of $46.7 million and $55.1 million for FY-22 and FY-21, respectively, for the Credit Group and $102.6 million and $31.9 million for FY-22 and FY-21, respectively, for the Real Assets Group. 3. Represents results of Landmark following the acquisition close date of June 2, 2021.

Weighted Average Shares

	Q4-22		Q4-21	
	Total Shares	Common Shares, As Adjusted[1]	Total Shares	Common Shares, As Adjusted[1]
Weighted average shares of Class A and non-voting common stock	176,996,146	176,996,146	171,515,209	171,515,209
Ares Operating Group Units exchangeable into shares of Class A common stock[2]	119,076,492	—	118,697,863	—
Dilutive effect of unvested restricted common units[3]	8,887,759	5,343,578	12,414,850	7,337,152
Dilutive effect of unexercised options[3]	3,945,734	2,372,290	5,002,868	2,956,685
Total Weighted Average Shares Used For Realized Income[4]	**308,906,131**	**184,712,014**	**307,630,790**	**181,809,046**

1. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (60.12% and 59.10% as of December 31, 2022 and 2021, respectively).
2. Represents units exchangeable for shares of Class A common stock on a one-for-one basis. Q4-22 includes the dilutive effect of 1.7 million contingently issuable units.
3. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

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AUM Rollforward

Q4-22 AUM Rollforward						
$ in millions	Credit	Private Equity	Real Assets	Secondaries	Strategic Initiatives	Total
Q3-22 Ending Balance	**$204,480**	**$35,266**	**$64,995**	**$22,789**	**$13,886**	**$341,416**
Net new par/equity commitments	5,181	65	2,048	124	1,875	9,293
Net new debt commitments	2,763	—	300	—	102	3,165
Capital reductions	(274)	(2)	5	—	—	(271)
Distributions	(1,895)	(731)	(657)	(577)	(1,027)	(4,887)
Redemptions	(1,281)	—	(552)	—	—	(1,833)
Change in fund value	5,222	151	(78)	(375)	194	5,114
Q4-22 Ending Balance	**$214,196**	**$34,749**	**$66,061**	**$21,961**	**$15,030**	**$351,997**
QoQ change	**$9,716**	**$(517)**	**$1,066**	**$(828)**	**$1,144**	**$10,581**

FY-22 AUM Rollforward						
$ in millions	Credit	Private Equity	Real Assets	Secondaries	Strategic Initiatives	Total
Q4-21 Ending Balance	**$192,710**	**$33,404**	**$45,919**	**$22,119**	**$11,623**	**$305,775**
Acquisitions	—	—	8,184	199	—	8,383
Net new par/equity commitments	18,397	2,202	10,638	2,510	4,600	38,347
Net new debt commitments	12,988	—	3,253	—	1,474	17,715
Capital reductions	(1,275)	(208)	(516)	—	(5)	(2,004)
Distributions	(5,375)	(1,333)	(3,183)	(2,787)	(2,470)	(15,148)
Redemptions	(2,415)	—	(951)	—	—	(3,366)
Change in fund value	(834)	684	2,717	(80)	(192)	2,295
Q4-22 Ending Balance	**$214,196**	**$34,749**	**$66,061**	**$21,961**	**$15,030**	**$351,997**
YoY change	**$21,486**	**$1,345**	**$20,142**	**$(158)**	**$3,407**	**$46,222**

Credit
- AUM increased by 11% from Q4-21, primarily driven by additional capital raised by U.S. direct lending funds, fundraising from our open-end core alternative credit fund and by issuances of new CLOs in the syndicated loans strategy

Private Equity
- AUM increased by 4% from Q4-21, primarily driven by commitments to ASOF II

Real Assets
- AUM increased by 44% from Q4-21, primarily driven by the acquisition of Infrastructure Debt, by additional capital raised by our non-traded REITs and by new commitments across funds in the real estate equity and debt strategies

Secondaries
- AUM decreased slightly from Q4-21, primarily driven by distributions from LEP XV and LEP XVI, partially offset by commitments to funds in the private equity secondaries strategies and new capital raised by APMF

Strategic Initiatives
- AUM increased by 29% from Q4-21, primarily driven by commitments to our first APAC direct lending fund and to our sixth Asian special situations fund

29

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FPAUM Rollforward

Q4-22 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Strategic Initiatives	Total
Q3-22 Ending Balance	**$134,291**	**$18,954**	**$40,221**	**$17,720**	**$7,450**	**$218,636**
Commitments	2,989	—	1,287	123	838	5,237
Subscriptions/deployment/increase in leverage	8,586	790	736	144	452	10,708
Capital reductions	(239)	—	(109)	—	(149)	(497)
Distributions	(1,883)	(721)	(272)	(238)	(489)	(3,603)
Redemptions	(1,341)	—	(556)	—	—	(1,897)
Change in fund value	2,821	1	328	23	13	3,186
Change in fee basis	—	(577)	(28)	(104)	—	(709)
Q4-22 Ending Balance	**$145,224**	**$18,447**	**$41,607**	**$17,668**	**$8,115**	**$231,061**
QoQ change	**$10,933**	**$(507)**	**$1,386**	**$(52)**	**$665**	**$12,425**

FY-22 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Assets	Secondaries	Strategic Initiatives	Total
Q4-21 Ending Balance	**$117,390**	**$16,689**	**$28,615**	**$18,364**	**$6,787**	**$187,845**
Acquisitions	—	—	4,855	131	—	4,986
Commitments	11,582	—	6,680	2,042	3,352	23,656
Subscriptions/deployment/increase in leverage	30,480	4,489	4,002	560	2,262	41,793
Capital reductions	(3,522)	—	(200)	—	(391)	(4,113)
Distributions	(6,093)	(1,902)	(2,101)	(1,319)	(2,006)	(13,421)
Redemptions	(2,684)	—	(965)	—	—	(3,649)
Change in fund value	(1,928)	(4)	1,572	772	(808)	(396)
Change in fee basis	(1)	(825)	(851)	(2,882)	(1,081)	(5,640)
Q4-22 Ending Balance	**$145,224**	**$18,447**	**$41,607**	**$17,668**	**$8,115**	**$231,061**
YoY change	**$27,834**	**$1,758**	**$12,992**	**$(696)**	**$1,328**	**$43,216**

Credit	FPAUM increased by 24% from Q4-21, primarily driven by deployment in U.S. and European direct lending and alternative credit, as well as by issuances of new CLOs in the syndicated loans strategy
Private Equity	FPAUM increased by 11% from Q4-21, primarily driven by deployment in funds within the special opportunities strategy
Real Assets	FPAUM increased by 45% from Q4-21, primarily driven by the acquisition of Infrastructure Debt, by additional capital raised by our non-traded REITs and by commitments to funds within the real estate equity strategy
Secondaries	FPAUM decreased by 4% from Q4-21, primarily driven by the change in fee bases for certain funds in the private equity secondaries and real estate secondaries strategies
Strategic Initiatives	FPAUM increased by 20% from Q4-21, primarily driven by commitments to our sixth Asian special situations fund

30

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31 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $25.8 billion, $10.4 billion and $4.1 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC- registered investment adviser, manages 21 vehicles and serves as the sub-manager or sub-adviser for one other vehicle as of December 31, 2022. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. 2. Excludes $3.3 billion of AUM that is sub-advised by Ares vehicles and included within other strategies. As of December 31, 2022 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $35.3 16% $34.4 24% High Yield 3.1 1 3.1 2 Multi-Asset Credit 5.5 3 4.7 3 Alternative Credit 21.4 10 15.9 11 U.S. Direct Lending(1) 98.3 46 57.6 40 European Direct Lending 50.6 24 29.5 20 Credit $214.2 100% $145.2 100% Private Equity Corporate Private Equity $21.0 61% $11.3 61% Special Opportunities 13.7 39 7.2 39 Private Equity $34.7 100% $18.5 100% Real Assets U.S. Real Estate Equity $31.5 48% $21.8 52% European Real Estate Equity 8.6 13 5.6 13 Real Estate Debt 11.1 17 3.7 9 Infrastructure Opportunities 5.2 8 4.5 11 Infrastructure Debt 9.7 14 6.0 15 Real Assets $66.1 100% $41.6 100% Secondaries Private Equity Secondaries $12.8 58% $11.1 63% Real Estate Secondaries 7.6 35 5.3 30 Infrastructure Secondaries 1.6 7 1.3 7 Secondaries $22.0 100% $17.7 100% Strategic Initiatives Asian Special Situations $7.0 47% $4.4 54% Asian Secured Lending 2.4 16 1.5 19 APAC Direct Lending 2.0 13 0.1 1 Insurance(2) 2.6 17 2.1 26 AAC 1.0 7 — — Strategic Initiatives $15.0 100% $8.1 100% Total $352.0 $231.1 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

32 Balance Sheet Investments by Strategy(1) $ in millions December 31, 2022 December 31, 2021 Credit Syndicated Loans(2) $82.0 $103.8 Multi-Asset Credit 11.0 12.0 Alternative Credit 54.6 27.5 U.S. Direct Lending 111.9 116.8 European Direct Lending 33.4 33.0 Credit $292.9 $293.1 Private Equity Corporate Private Equity $241.2 $207.2 Special Opportunities 73.9 41.9 Private Equity $315.1 $249.1 Real Assets U.S. Real Estate Equity $87.2 $92.0 European Real Estate Equity 9.4 11.3 Real Estate Debt 53.9 62.1 Infrastructure Opportunities 31.4 27.7 Infrastructure Debt 28.9 — Real Assets $210.8 $193.1 Secondaries Private Equity Secondaries $97.0 $18.1 Real Estate Secondaries 11.1 12.9 Infrastructure Secondaries 1.3 0.8 Secondaries $109.4 $31.8 Strategic Initiatives Ares SSG $103.7 $76.3 Insurance 226.8 290.6 Other Strategic Initiatives 72.5 51.0 Strategic Initiatives $403.0 $417.9 Operations Management Group Other $— $2.6 Operations Management Group $— $2.6 Total $1,331.2 $1,187.6 1. As of December 31, 2022, the fair value of our corporate investment portfolio was $868.2 million as reported in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $533.7 million of investments in Consolidated Funds that are eliminated upon consolidation and excludes $70.7 million of investments that are attributable to non- controlling interests. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $3,106.6 million. 2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs. 1. Investments that are attributable to non-controlling interests primarily represent the of CLO investments that are attributable to the Class B Membership Interests, of investments in Strategic Initiatives, and of investments in Secondary Solutions.

Significant Fund Performance Metrics

The following table presents the performance data for the significant funds that are not drawdown funds:

	As of December 31, 2022									
			Returns(%)							
			Quarter-to-Date		Year-to-Date		Since Inception[1]			
($ in millions)	Year of Inception	AUM	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[2]	2004	$25,774	N/A	1.9	N/A	7.1	N/A	11.8	U.S. Direct Lending
CADC[3]	2017	4,138	N/A	0.6	N/A	(1.6)	N/A	5.1	U.S. Direct Lending
Real Assets									
AREIT[2]	2012	5,132	N/A	0.3	N/A	12.7	N/A	7.9	U.S. Real Estate Equity
AIREIT[3]	2017	8,253	N/A	0.1	N/A	26.8	N/A	14.1	U.S. Real Estate Equity
Open-ended industrial real estate fund[4]	2017	5,556	(4.5)	(4.1)	17.2	14.1	26.3	21.7	U.S. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 36-38 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds:

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[4]	Unrealized Value[5]	Total Value	MOIC Gross[6]	MOIC Net[7]	IRR(%) Gross[8]	IRR(%) Net[9]	Primary Investment Strategy
					As of December 31, 2022							
Credit												
Funds Harvesting Investments												
ACE III[10]	2015	$4,823	$2,822	$2,395	$1,181	$2,307	$3,488	1.6x	1.5x	11.4	8.2	European Direct Lending
PCS	2017	3,472	3,365	2,653	1,623	1,873	3,496	1.4x	1.3x	11.4	8.0	U.S. Direct Lending
SDL Unlevered	2018	5,307	922	872	181	806	987	1.2x	1.1x	8.4	6.2	U.S. Direct Lending
SDL Levered			2,045	2,022	637	1,827	2,464	1.3x	1.2x	15.3	11.2	
ACE IV Unlevered[11]	2018	10,020	2,851	2,228	523	2,132	2,655	1.3x	1.2x	8.4	6.0	European Direct Lending
ACE IV Levered[11]			4,819	3,802	1,138	3,787	4,925	1.4x	1.3x	12.4	9.1	
Funds Deploying Capital												
ACE V Unlevered[12]	2020	16,511	7,026	4,459	149	4,642	4,791	1.1x	1.1x	11.9	8.7	European Direct Lending
ACE V Levered[12]			6,376	4,062	220	4,322	4,542	1.2x	1.1x	19.8	14.3	
PCS II	2020	5,187	5,114	3,006	44	2,880	2,924	1.0x	1.0x	(1.5)	(3.9)	U.S. Direct Lending
SDL II Unlevered[13]	2021	13,619	1,989	795	29	800	829	1.1x	1.0x	8.5	6.0	U.S. Direct Lending
SDL II Levered[13]			6,047	2,170	156	2,175	2,331	1.1x	1.1x	15.4	10.4	

Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slide 36 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of December 31, 2022

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Private Equity												
Funds Deploying Capital												
ACOF V	2017	$9,341	$7,850	$7,415	$3,281	$8,633	$11,914	1.6x	1.4x	15.0	10.3	Corporate Private Equity
ASOF	2019	5,501	3,518	5,405	3,349	4,321	7,670	1.7x	1.5x	31.8	24.6	Special Opportunities
ACOF VI	2020	6,454	5,743	3,844	330	4,547	4,877	1.3x	1.2x	27.5	19.1	Corporate Private Equity
ASOF II	2021	6,866	7,128	3,441	314	2,930	3,244	0.9x	0.9x	NM	NM	Special Opportunities

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[5]	Unrealized Value[6]	Total Value	MOIC Gross[7]	MOIC Net[8]	IRR(%) Gross[9]	IRR(%) Net[10]	Primary Investment Strategy
Real Assets												
Fund Harvesting Investments												
IDF IV[11]	2018	$3,547	$4,012	$4,416	$1,666	$3,279	$4,945	1.2x	1.1x	8.4	6.1	Infrastructure Debt

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Secondaries												
Funds Harvesting Investments												
LEP XVI[7]	2016	$4,954	$4,896	$2,962	$1,808	$2,607	$4,415	1.6x	1.5x	38.3	25.9	Private Equity Secondaries
LREP VIII[7]	2016	3,483	3,300	2,053	1,306	1,623	2,929	1.6x	1.4x	28.0	19.7	Real Estate Secondaries

Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2022 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarters. Please refer to significant fund performance endnotes on slides 37-39 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

Fund performance metrics for significant funds may be marked as "NM" as they may not be considered meaningful due to the limited time since the initial investment and/or early stage of capital deployment.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

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36 Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its filings with the SEC, which are not part of this report. 3. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its filings with the SEC, which are not part of this report. 4. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 5. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 6. The gross multiple of invested capital (“MoICˮ) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 11.9% and 8.7%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.7x and 1.5x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 11. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 9.9% and 7.1%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.3x and 1.2x, respectively. The gross and net IRR for ACE IV (G) Levered are 13.6% and 9.9%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 12. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered. The gross and net MoIC presented in the table are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Unlevered are inclusive of a Japanese yen denominated feeder fund, which has not been presented separately. Metrics for ACE V (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net IRR for ACE V (G) Unlevered are 14.2% and 10.4%, respectively. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.1x, respectively. The gross and net IRR for ACE V (G) Levered are 20.7% and 14.7%, respectively. The gross and net MoIC for ACE V (G) Levered are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter- end exchange rate. 13. Gross and net fund-level IRRs for SDL II Unlevered and SDL II Levered are shown on a non-annualized basis as the time elapsed from the date of the first capital call is less than one year. Significant Fund Performance Metrics Endnotes

37 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level. The net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 1.4x for ACOF V and 1.1x for ACOF VI. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund's residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 10.4% for ACOF V and 16.7% for ACOF VI.

38 Real Assets 1. Since inception returns are annualized. 2. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. The inception date used in the calculation of the since inception return is the date in which the first shares of common stock were sold after converting to a NAV-based REIT. Additional information related to AREIT can be found in its filings with the SEC, which are not part of this report. 3. Performance is measured by total return, which includes income and appreciation and reinvestment of all distributions for the respective time period. Returns are shown for institutional share class. Shares of other classes may have lower returns due to higher selling commissions and fees. Actual individual stockholder returns will vary. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to AIREIT can be found in its filings with the SEC, which are not part of this report. 4. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, incentive fees, as applicable, or other expenses. Net returns are calculated by subtracting the applicable management fees, incentive fees, as applicable and other expenses from the gross returns on a quarterly basis. 5. Realized value includes distributions of operating income, sales and financing proceeds received. 6. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 7. The gross MoIC is calculated at the fund level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and, if applicable, excludes interests attributable to the non fee-paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable, credit facility interest expense, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, but after giving effect to credit facility interest expenses, as applicable, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. IDF IV is made up of U.S. Dollar hedged, U.S. Dollar unhedged, Euro unhedged, Yen hedged parallel funds and a single investor U.S. Dollar parallel fund. The gross and net IRR and MoIC presented in the table are for the U.S. Dollar hedged parallel fund. The gross and net IRR for the U.S. Dollar unhedged parallel fund are 7.5% and 5.2%, respectively. The gross and net MoIC for the U.S. Dollar unhedged parallel fund are 1.1x and 1.1x, respectively. The gross and net IRR for the Euro unhedged parallel fund are 8.6% and 6.3%, respectively. The gross and net MoIC for the Euro unhedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the Yen hedged parallel fund are 7.1% and 4.9%, respectively. The gross and net MoIC for the Yen hedged parallel fund are 1.2x and 1.1x, respectively. The gross and net IRR for the single investor U.S. Dollar parallel fund are 6.6% and 4.6%, respectively. The gross and net MoIC for the single investor U.S. Dollar parallel fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for IDF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes (cont’d)

39 Significant Fund Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund- level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same.

40 Supplemental Performance Metrics The following table presents the performance data for a non-drawdown fund that was previously reported as a significant fund: Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2022 unless otherwise noted. Please refer to supplemental performance metric endnotes on slide 43 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. As of December 31, 2022 Returns(%) Quarter-to-Date Year-to-Date Since Inception(1) Primary Investment Strategy($ in millions) Year of Inception AUM Gross Net Gross Net Gross Net Credit Open-ended secured finance fund(2) 2018 $1,680 2.5 2.3 0.7 0.1 2.7 2.0 Alternative Credit

Supplemental Performance Metrics (cont'd)

The following table presents the performance data for commingled funds that were previously reported as significant funds:

As of December 31, 2022													
								MOIC		IRR(%)			
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
ACOF III	2008	$296	$3,510	$3,922	$10,293	$54	$10,347	2.6x	2.1x	27.5	20.2	Corporate Private Equity
ACOF IV	2012	2,709	4,700	4,251	8,279	1,976	10,255	2.4x	1.9x	19.9	14.6	Corporate Private Equity
SSF IV	2015	1,273	1,515	3,636	3,340	1,149	4,489	1.6x	1.5x	9.8	8.1	Special Opportunities
Fund Deploying Capital												
AEOF	2018	656	1,120	977	105	543	648	0.6x	0.6x	(14.0)	(16.4)	Corporate Private Equity
Real Assets												
Funds Harvesting Investments												
US VIII	2013	239	824	842	1,453	196	1,649	2.0x	1.7x	21.4	17.5	U.S. Real Estate Equity
US IX	2017	698	1,040	931	1,022	597	1,619	1.7x	1.5x	21.4	18.3	U.S. Real Estate Equity
EF IV[7]	2014	381	1,299	1,138	1,505	305	1,810	1.6x	1.4x	15.3	10.5	European Real Estate Equity
EPEP II[8]	2015	303	747	639	655	284	939	1.5x	1.3x	16.5	13.4	European Real Estate Equity
EF V[9]	2018	1,895	1,968	1,373	547	1,195	1,742	1.3x	1.2x	14.2	8.5	European Real Estate Equity
USPF III	2007	66	1,350	1,808	2,563	47	2,610	1.4x	1.4x	7.1	4.4	Infrastructure Opportunities
USPF IV	2010	722	1,688	2,121	1,885	722	2,607	1.2x	1.1x	4.6	1.1	Infrastructure Opportunities
EIF V	2015	755	801	1,370	1,404	536	1,940	1.4x	1.5x	17.9	12.5	Infrastructure Opportunities
Fund Deploying Capital												
AREOF III	2019	1,719	1,697	1,077	398	964	1,362	1.3x	1.1x	26.6	13.9	U.S. Real Estate Equity
Secondaries												
Fund Harvesting Investments												
LEP XV[7]	2013	1,445	3,250	2,631	3,001	739	3,740	1.6x	1.4x	17.9	12.5	Private Equity Secondaries

Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2022 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 43-45 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

For all funds within the Secondaries Group, returns are calculated from results of the underlying portfolio that are generally reported on a three month lag and may not include the impact of economic and market activities occurring in the current reporting period.

41

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42 Supplemental Performance Metrics (cont'd) The following table presents the performance data for commingled funds that were previously reported as significant funds: As of December 31, 2022 Year of Inception Original Capital Commitments Capital Invested to Date Realized Value(1) Unrealized Value(2) Total Value MOIC IRR(%) Primary Investment Strategy($ in millions) AUM Gross(3) Net(4) Gross(5) Net(6) Strategic Initiatives Fund Harvesting Investments SSG Fund IV 2016 $1,087 $1,181 $1,520 $1,180 $581 $1,761 1.3x 1.2x 13.3 8.0 Asian Special Situations Fund Deploying Capital SSG Fund V 2018 2,135 1,878 1,607 1,467 385 1,852 1.3x 1.2x 27.1 15.4 Asian Special Situations Note: Past performance is not indicative of future results. AUM and net returns are as of December 31, 2022 unless otherwise noted. Please refer to supplemental performance metric endnotes on slides 45 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

43 Supplemental Performance Metrics Endnotes Credit 1. Since inception returns are annualized. 2. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. This fund is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 4.2% / 3.8%, 1.6% / 0.5%, and 1.8% / 1.1%. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross MoICs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MOIC is calculated at the fund-level. The net MOIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MOIC is after giving effect to management fees, carried interest, as applicable, and other expenses. The net MoICs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net MoIC would be 2.1x for ACOF III, 1.8x for ACOF IV and 0.6x for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs are also calculated before giving effect to any bridge financings. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The net IRRs are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the net IRRs would be 20.2% for ACOF III, 14.6% for ACOF IV and (16.4%) for AEOF. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would have generally been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

44 Supplemental Performance Metrics Endnotes (cont’d) Real Assets 1. For the infrastructure opportunities funds, realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. For the real estate funds, realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the infrastructure opportunities funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the real estate funds, the gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. For the real estate funds, cash flows used in the gross IRR calculation are assumed to occur at quarter-end. For infrastructure opportunities funds, cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.4x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 15.1% and 11.0%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF IV are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the table are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 16.6% and 13.4%, respectively. The gross and net MoIC for the euro currency investors are 1.5x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 13.8% and 9.7%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

45 Supplemental Performance Metrics Endnotes (cont’d) Secondaries 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. If applicable, limiting the gross MoIC to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. If applicable, limiting the gross IRR to exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest would have no material impact on the result. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short- term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same. Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

46 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees from Ares Capital Corporation (NASDAQ: ARCC) (“ARCCˮ) that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group entities refers to, collectively, Ares Holdings, L.P. (“Ares Holdingsˮ) and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unitˮ refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUMˮ generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAVˮ) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For the CLOs we manage, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPACˮ) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUMˮ) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powderˮ) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment entities, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Dividend Policy In the normal course of business, we expect to pay dividends to our Class A and non-voting common stockholders that are aligned with our expected annual fee related earnings after an allocation of current taxes paid. For the purpose of determining this amount, we allocate the total current taxes paid between FRE and realized incentive and investment income in a manner that is expected to be disproportionate to earnings generated by these metrics and the actual taxes paid on these metrics should they be measured separately. Additionally, our methodology uses the tax benefits from certain expenses that are not included in these non-GAAP metrics, such as equity-based compensation from the vesting of restricted units, and the exercise of stock options and from the amortization of intangible assets, among others. The portion of the current tax allocated to performance and net investment income is calculated by multiplying the statutory tax rate currently in effect by the realized performance and net investment income attributable to the Company. We subtract this amount from the total current tax and the remainder is allocated to FRE. We use this method to allocate the portion of the current income tax provision to FRE to approximate the amount of cash that is available to pay dividends to our shareholders. If cash flows from FRE were insufficient to fund dividends over a sustained period of time, we expect that we would reduce dividends or suspend paying such dividends. Accordingly, there is no assurance that dividends would continue at the current levels or at all. Fee Paying AUM Fee Paying AUM or “FPAUMˮ refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For the CLOs we manage, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

47 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FREˮ, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees and fee related performance revenues, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as FRE excludes net performance income, investment income from our funds and certain other items that we believe are not indicative of our core operating performance. Fee related performance revenues, together with fee related performance compensation, is presented within FRE because it represents incentive fees from perpetual capital vehicles that are measured and received on a recurring basis and are not dependent on realization events from the underlying investments. Fee Related Performance Revenues Fee Related Performance Revenues refers to incentive fees from perpetual capital vehicles that are (i) measured and expected to be received on a recurring basis and (ii) not dependent on realization events from the underlying investments. Certain vehicles are subject to hold back provisions that limits the amount paid in a particular year. Such hold back amounts may be paid in subsequent years, subject to their extended performance conditions. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our drawdown funds and perpetual capital vehicles and new capital raised and invested by our open- ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUMˮ generally refers to the AUM of our funds and other entities from which carried interest and incentive fees may be generated, regardless of whether or not they are currently generating carried interest and incentive fees. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUMˮ refers to the AUM of our funds and other entities that are currently generating carried interest and incentive fees on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive carried interest and incentive fees, excluding capital committed by us and our professionals (from which we generally do not earn carried interest and incentive fees). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly-traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts.

48 Glossary (cont’d) Operations Management Group In addition to our reportable segments, we have an Operations Management Group (the “OMGˮ) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG includes Ares Wealth Management Solutions, LLC (“AWMSˮ) that facilitates the product development, distribution, marketing and client management activities for investment offerings in the global wealth management channel. The OMG’s revenues and expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance. Our Funds Our Funds refers to the funds, alternative asset companies, trusts, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly fee on the net investment income of ARCC and CION Ares Diversified Credit Fund (“CADCˮ). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either performance revenue or carried interest, but in all cases excludes fee related performance revenues. Perpetual Capital Perpetual Capital refers to the AUM of (i) ARCC, Ares Commercial Real Estate Corporation (NYSE: ACRE) (“ACREˮ), Ares Private Markets Fund (“APMFˮ), Ares Dynamic Credit Allocation Fund, Inc. (NYSE: ARDC) (“ARDCˮ) and CADC, (ii) our non-traded Real Estate Investment Trusts (“REITsˮ), (iii) Aspida Holdings Ltd. (together with its subsidiaries, “Aspidaˮ), and (iv) certain other commingled funds and managed accounts that have an indefinite term, are not in liquidation, and for which there is no immediate requirement to return invested capital to investors upon the realization of investments. Perpetual Capital - Commingled Funds refers to commingled funds that meet the Perpetual Capital criteria. Perpetual Capital - Managed Accounts refers to managed accounts for single investors primarily in illiquid strategies that meet the Perpetual Capital criteria. Perpetual Capital may be withdrawn by investors under certain conditions, including through an election to redeem an investor’s fund investment or to terminate the investment management agreement, which in certain cases may be terminated on 30 days’ prior written notice. In addition, the investment management or advisory agreements of certain of our publicly-traded and non-traded vehicles have one year terms, which are subject to annual renewal by such vehicles.

49 Glossary (cont’d) Realized Income Realized Income or “RIˮ, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (i) operating results of our Consolidated Funds, (ii) depreciation and amortization expense, (iii) the effects of changes arising from corporate actions, (iv) unrealized gains and losses related to carried interest, incentive fees and investment performance and (v) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital activities, underwriting costs and expenses incurred in connection with corporate reorganization. RI is reduced by placement fee adjustment, which represent the portion of placement fees that are deferred and amortized over the expected life of each fund's life for segment purposes but have been expensed up front in accordance with GAAP. For periods in which the amortization of placement fees for segment purposes is higher than the GAAP expense, a placement fee adjustment is presented as a reduction to RI. After-tax RI is RI less the current income tax provision. For this purpose, the current income tax provision represents the sum of (i) taxes paid or payable as reflected in the Company’s GAAP financial statements for the period and (ii) amounts payable under the Tax Receivable Agreement for which a tax benefit was included in the current period provision. The current income tax provision reflects the tax benefits associated with deductions available to the Company on certain expense items that have been excluded from the underlying calculation of RI, such as equity-based compensation deductions. If tax deductions related to the vesting of restricted units and exercise of stock options were excluded, the resulting current income tax provision and the implied tax rate would be higher, which would reduce After-tax RI. The assumptions applied in calculating our current income tax provision as presented under U.S. GAAP and in determining After-tax RI are consistent. Management believes that utilizing the current income tax provision, calculated as described above, in determining After-tax RI is meaningful because it increases comparability between periods and more accurately reflects amounts that are available for distribution to stockholders. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees, fee related performance revenues and realized net performance income.